[LINCOLN FINANCIAL GROUP(R) LOGO]

                                                                 LAW DEPARTMENT
                                    THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                                         1300 S. CLINTON STREET
                                                           FORT WAYNE, IN 46802

                                                              MARY JO ARDINGTON
                                                      ASSOCIATE GENERAL COUNSEL
                                                            Phone: 260-455-3917
                                                       MaryJo.Ardington@LFG.com

March 8, 2011

VIA EDGAR


Lincoln Life & Annuity Company of New York
100 Madison Street
Suite 1860
Syracuse, NY 13202

Re: Lincoln Life & Annuity Variable Annuity Account H
    American Legacy(R) Signature
    (File Nos. 811-08441; 333-171097)

Ladies and Gentlemen:

I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

I am of the opinion that upon acceptance by Lincoln Life & Annuity Variable Annuity Account H ("the Account"), a segregated account of Lincoln Life & Annuity Company of New York ("Lincoln New York"), of contributions from a person pursuant to an annuity contract issued in accordance with the prospectus contained in the registration statement on Form N-4, and upon compliance with applicable law, such person will have a legally issued interest in his or her individual account with the Account, and the securities issued will represent binding obligations of Lincoln New York.

I consent to the filing of this Opinion as an exhibit to the Account's Pre-Effective Registration Statement on Form N-4.

Sincerely,

/s/ Mary Jo Ardington

Mary Jo Ardington
Associate General Counsel
The Lincoln National Life Insurance Company